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19                                                                    Exhibit 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the ITT 401(k) Retirement Savings Plan Committee:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into ITT Corporation's previously filed Registration Statement on Form S-8 (File No. 33-64817) and Starwood Hotels
& Resorts Worldwide, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-58141 and 333-75947).



Phoenix, Arizona
June 28, 1999